Exhibit 99.(g).(1)(r)

EXECUTION

AMENDMENT
TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) dated December 1, 2024 (“Effective Date”) is by and among Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Variable Insurance Trust, VATS Offshore Fund, Ltd. (solely for purposes of section 3 of this Amendment), Virtus Investment Trust, Virtus Strategy Trust, The Merger Fund, The Merger Fund VL, Virtus Event Opportunities Trust, Stone Harbor Leveraged Loan Fund LLC, ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD. and ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD. (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.	BNY and the Virtus Alternative Solutions Trust entered into a Custody Agreement dated as of March 21, 2014, as amended (the “Agreement”) relating to BNY’s provision of custody services. Joinder Agreements and Amendments to the Custody Agreement were entered into among certain parties on September 5, 2017, December 1, 2018, March 8, 2019, May 22, 2019, September 1, 2019, November 18, 2019, August 27, 2020, November 16, 2020, December 1, 2020, May 7, 2021, February 12, 2022, April 4, 2022, June 10, 2022, September 30, 2022 and May 19, 2023 for the purpose of amending the Agreement and/or adding or removing certain Funds and/or Series.

B.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Section 10.2(a) of the Agreement shall be amended and restated in its entirety as follows: This Agreement shall continue through December 1, 2027 (the “Initial Term”).

2.	For clarity, as of the effective date of this Amendment the Agreement shall be deemed to be in its “Initial Term” (as defined in Section 1 above).

3.	VATS Offshore Fund, Ltd. is removed from Schedule I of the Agreement.

4.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, as to items described in this Amendment, this Amendment shall control.

USBAC–11182024–04835

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

STONE HARBOR LEVERAGED LOAN FUND LLC

By:	/s/ Richard W. Smirl
Name:	Richard W. Smirl
Title:	Executive Vice President

VIRTUS ALTERNATIVE SOLUTIONS TRUST
VATS OFFSHORE FUND, LTD. (solely for
purposes of section 3 of this Amendment)

VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS INVESTMENT TRUST

VIRTUS OPPORTUNITIES TRUST
VIRTUS RETIREMENT TRUST
VIRTUS STRATEGY TRUST

VIRTUS VARIABLE INSURANCE TRUST
THE MERGER FUND

THE MERGER FUND VL

VIRTUS EVENT OPPORTUNITIES TRUST
ALPHASIMPLEX MANAGED FUTURES
STRATEGY CAYMAN FUND LTD.
ALPHASIMPLEX GLOBAL ALTERNATIVES
CAYMAN FUND LTD.

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

Address for Notices:

[Applicable Fund(s)]
One Financial Plaza

Hartford, Connecticut 06103
Attention: Suneeta Krishnan

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With a Copy to:

Virtus Fund Services, LLC

One Financial Plaza

Hartford, Connecticut 06103

Attention: Counsel

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name:	Michael Gronsky
Title:	Senior Vice President

Address for Notices:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: General Counsel

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